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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                        CB RICHARD ELLIS SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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The following is the text of a press release issued by CB Richard Ellis,
Inc., a subsidiary of CB Richard Ellis Services, Inc., on May 9, 2001:

                                         [CB RICHARD ELLIS LOGO]

PRESS RELEASE
                                                CB Richard Ellis, Inc.
                                                200 N. Sepulveda Boulevard
                                                Suite 300
                                                El Segundo, CA 90245
                                                T 310 563 8600
                                                F 310 563 8670
                                                www.cbre.com


FOR IMMEDIATE RELEASE -- May 9, 2001

For further information:
MEDIA:                                   INVESTOR RELATIONS:
Tim Gallen                               James Leonetti, Chief Financial Officer
Gallen Neilly & Associates               CB Richard Ellis
925 930 9848                             310 563 8611

        CB RICHARD ELLIS REPORTS OPERATING RESULTS FOR FIRST QUARTER 2001


El Segundo, CA (May 9, 2001) -- CB Richard Ellis today reported an increase in revenue over the prior year and positive operating results from its North America operations. These results were mitigated by a softening of revenue in Asia and in Europe.

Revenue for the first quarter was $272.5 million, a 4% improvement over revenue generated during the first quarter of last year. This increase in revenue was the result of higher lease revenue, improved property and facility management fees, strong results by the valuation unit, and solid revenue growth of the mortgage banking unit. These revenue improvements were primarily achieved in the North America Division, partially mitigated by softening of revenue in Asia and Europe. EBITDA for the quarter was $14.0 million, as compared to a robust $19.8 million reported during the same period last year. Due to the seasonal nature of its operations, the Company typically reports small losses or break-even results during its first calendar quarter. The Company recorded a net loss for the first quarter of $2.8 million, which represents a net loss of $0.13 per share. Comparatively, during the first quarter of 2000, the Company reported break-even net income.

Operating results during the first quarter of 2001 and 2000 were impacted by the occurrence of non-recurring sales of business operations. The Company recognized gains from one-time sales, net of related expenses, of $5.4 million during the first quarter of 2001 as compared to $4.7 million during the first quarter of 2000. Additionally, the Company disposed of other business operations during 2000, which had generated approximately $1.8 million in revenues during the first quarter of 2000, with no such revenue during 2001.

Chief Executive Officer Ray Wirta commented, "We are pleased with the revenue growth of our business, particularly in North America. Despite economic softness in several of our key markets in North America and internationally, each of our business segments continued to generate revenue growth. A softening economy in the United States has been evidenced by slower job growth, resulting in a predictable negative impact on real estate activity by corporate clients. Our

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                         NAVIGATING A NEW WORLD

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CB Richard Ellis Press Release
May 9, 2001
Page 2 of 4

Transaction Management group produced quarter-over-quarter revenue growth of 1%, led by the Corporate Services business unit, which posted a 23% improvement in revenues. We believe that this affirms our strategy to focus resources to help our corporate clients manage their real estate operations more effectively."

Wirta noted, "Led by our mortgage banking group, the Financial Services businesses continued to provide profitable growth, generating 22% growth in revenue and 25% growth in EBITDA from recurring operations. Excluding non-recurring items and adjusted for the effect of business disposals, Management Services generated 6% growth in revenue from recurring operations.

"The growth in revenues was driven by our North America operations, which posted a 7% increase in revenue during the first quarter of 2001 as compared to the prior year. Asia operations were adversely affected by a reduction in the level of US corporate expansion and by the recent dispute between China and the US. Additionally, our European operations did not perform at the same level as the prior year. We are closely monitoring the situation in both Asia and Europe and have already taken steps to reduce our operating expenses.

"Although our North American results were positive, certain local regional economies in the US are experiencing an economic slowdown. This is particularly evident in the Western United States, which we equate the economic softness to the pronounced decline in the technology and telecommunication sectors. We continue to believe in the fundamentals for our business for the long term; however, if the softness in the US economy continues, it will impact our revenue growth for the balance of the year. Our business model allows for the flexibility to reduce expenses in response to declining revenues. We have contingency plans in place to reduce our costs should revenue begin to decline and have a history of successfully implementing such programs."

QUARTERLY SEGMENT PERFORMANCE

The Company reports its operations under three core business segments:

o TRANSACTION MANAGEMENT. Transaction Management generated $180.0 million of revenue in the first quarter, up 1% over the same period last year. The transaction management revenues improved in North America by 5% over the comparable period of last year. This was partially offset by softness in revenues in Europe and Asia. Our Corporate Services business unit generated $29.9 million of revenue, an improvement of 23% over the $24.4 million of revenue during the same period of last year. Our Investment Properties unit posted revenue of $38.0 million during the first quarter of 2001, which represents quarter-over-quarter growth of 11%. Transaction Management EBITDA for the first quarter was $2.0 million, a $7.6 million decrease from last year. Higher compensation costs relating to the expansion and retention of the sales force in North America, combined with the planned expansion of international operations, resulted in expenses being at a higher level than the prior year.

o FINANCIAL SERVICES. Financial Services generated $55.9 million of revenue during the first quarter, up 35% over the first quarter of last year. Revenue improved in the three major


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CB Richard Ellis Press Release
May 9, 2001
Page 3 of 4


     business lines that compose this segment: valuation, mortgage, and investment management. EBITDA rose to $10.1 million during the first quarter, an improvement of $6.3 million, compared to the same period last year. Additionally, contributing to the first quarter 2001 results was a one-time gain, net of related expenses, of $5.6 million resulting from the sale of a managed fund in the investment management business. Financial Services was a more significant part of the Company's operating performance in the first quarter of 2001, reflecting the Company's strategy to concentrate on higher margin business lines and improved market conditions for the mortgage and valuation business lines. Excluding non-recurring items, revenue from Financial Services represented approximately 19% of total revenues during the first quarter of 2001, as compared to 16% during the first quarter of 2000.

o MANAGEMENT SERVICES. Management Services' revenue for the first quarter totaled $36.6 million as compared to $34.5 million of recurring revenue for the first quarter of 2000. Although the Company reported revenue of $41.1 million from this segment during the first quarter of 2000, such revenue included $6.5 million of non-recurring items. During the first quarter of 2000, the Company recorded a one-time gain of $4.7 million from the sale of a telecommunication business. Additionally, during the fourth quarter of 2000 the Company sold its Strategic HR business. The Strategic HR business generated approximately $1.8 million of revenue during the first quarter of 2000. Management Services' EBITDA for the quarter ended March 31, 2001 totaled $1.9 million, an improvement of 15% over recurring EBITDA for the prior year. The Company reported EBITDA of $6.4 million during the first quarter of 2000; however, this includes the $4.8 million of non-recurring EBITDA related to the sale of the Telecommunication and Strategic HR businesses.


UPDATE OF SALE OF THE COMPANY

On February 24, 2001, the Company announced that it had entered into a merger agreement providing for the acquisition of the Company by CBRE Holding, Inc. for $16 per share in cash. On April 12, the Company filed a preliminary proxy statement with the Securities and Exchange Commission. The Company expects to mail a definitive proxy statement to its stockholders in late May and to hold a meeting of shareholders in July to vote on the proposed merger.

Completion of the merger is subject to a number of conditions including the following:

o    Expiration or early termination of the Hart Scott Rodino waiting period

o Obtaining funding for the merger in accordance with the executed commitment letters with Credit Suisse First Boston and DLJ Investment Funding

o Obtaining the approval of a majority of the outstanding shares of the Company and two-thirds of the shares held by shareholders not affiliated with the buying group

o Obtaining consents from holders of more than 50% of the $175 million face amount of 8 7/8 % senior subordinated notes of the Company to certain amendments to the indenture governing those notes


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CB Richard Ellis Press Release
May 9, 2001
Page 4 of 4

o Effectiveness of a registration statement of CBRE Holding, Inc. pursuant to which it intends to offer its common stock to employees of the Company

o    Other customary conditions for a transaction of this nature.



CB RICHARD ELLIS (NYSE:CBG) IS THE WORLD'S LEADING REAL ESTATE SERVICES COMPANY. HEADQUARTERED IN LOS ANGELES WITH APPROXIMATELY 9,700 EMPLOYEES WORLDWIDE, THE COMPANY SERVES REAL ESTATE OWNERS, INVESTORS AND OCCUPIERS THROUGH NEARLY 250 OFFICES IN 44 COUNTRIES. SERVICES INCLUDE PROPERTY SALES AND LEASING, PROPERTY MANAGEMENT, CORPORATE SERVICES, FACILITIES MANAGEMENT, COMMERCIAL MORTGAGE SERVICES, INVESTMENT MANAGEMENT, APPRAISAL/VALUATION, RESEARCH AND CONSULTING. CB RICHARD ELLIS HAD 2000 REVENUES OF $1.3 BILLION. FOR MORE INFORMATION ABOUT CB RICHARD ELLIS, VISIT THE COMPANY'S WEBSITE AT WWW.CBRE.COM.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS CONCERNING EXPECTATIONS FOR FUTURE REVENUES, COST REDUCTIONS AND EARNINGS PERFORMANCE. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT PLANS AND EXPECTATIONS AND ARE BASED ON INFORMATION CURRENTLY AVAILABLE TO IT. THEY RELY ON A NUMBER OF ASSUMPTIONS AND ESTIMATES, WHICH COULD PROVE TO BE INACCURATE, AND WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO VARY MATERIALLY FROM THE RESULTS ANTICIPATED. CB RICHARD ELLIS UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY OR REVISE ANY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE QUALIFIED BY REFERENCE TO THE COMPANY'S 2000 REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORM 10-Q.

CB Richard Ellis filed a preliminary proxy statement regarding the Merger on April 12, 2001 and will file a definitive proxy statement regarding the Merger when it is available. Information regarding the identity of persons who, under rules of the Securities and Exchange Commission, may be considered participants in the solicitation of proxies from stockholders of CB Richard Ellis, and those persons' holdings of securities of CB Richard Ellis, are included in the preliminary proxy statement. Stockholders of CB Richard Ellis are urged to read the definitive proxy statement regarding the Merger when it is available, because it will contain important information. Copies of the proxy statements and related Rule 13e-3 Transaction Statement on Schedule 13E-3 may be obtained for free at the Securities and Exchange Commission website at WWW.SEC.GOV. These documents may also be obtained for free from CB Richard Ellis. Requests for copies should be directed to CB Richard Ellis Services, Inc., 505 Montgomery Street, Sixth Floor, San Francisco, California 94111, Attention: Walter Stafford, Secretary.